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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                    ________________________

                            FORM 8-K
                    ________________________


                          CURRENT REPORT


Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
1934



        November 27, 1995                          0-7282
Date of Report (Date of earliest          Commission File Number
         event reported)



                     COMPUTER HORIZONS CORP.
     (exact name or registrant as specified in its charter)



            New York                              13-2638902
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)             Identification Number)



 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495
      (Address of Principal Executive Offices)  (Zip Code)


                          (201) 402-7400
      (Registrant's telephone number, including area code)


  (Former name or former address, if changed since last report)

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Item 5  Other Events

     This Current Report on Form 8-K is being filed for the purpose of filing with the Securities and Exchange Commission the following description of Computer Horizons Corp.'s (the
"Company") common stock, par value $.10 (the "Common Stock"), and the Company's Series A Preferred Stock Purchase Rights.

Common Stock

     Each outstanding share of Common Stock entitles the holder to one vote on all matters requiring a vote of shareholders. Since the Common Stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power, if they choose to do so, may elect all the directors of the Company and the holders of the remaining shares would not be able to elect any directors. Under New York law, the approval of the holders of two-thirds of all outstanding stock is required to effect a merger of the Company or disposition of all or substantially all of the Company's assets.

     Subject to the rights of holders of any series of Preferred Stock that may be issued in the future, the holder of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a voluntary or involuntary liquidation of the Company, all shareholders are entitled to a pro rata distribution of the assets of the Company remaining after payment of claims of creditors and liquidation preferences of any preferred stock.

Series A Preferred Stock Purchase Rights

     Pursuant to a Rights Agreement dated as of July 6, 1989, as amended ("Rights Agreement"), between the Company and Chemical Bank, as Rights Agent, each outstanding share of Common Stock has attached to it one Series A Preferred Stock Purchase Right (a "Right") which entitles the registered holder of such Share to purchase from the Company 0.0030% of a share of Series A Preferred Stock, par value $.10 (the "Series A Preferred"), at a price of $30.00 per one one-hundredth (1/100) of a share (the "Purchase Price"), subject to certain adjustments.

     The Rights are attached to all certificates representing shares of Common Stock and no separate Right certificates are distributed nor will be distributed until the earlier to occur of
(i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire beneficial ownership of 20% or more of the outstanding Common Stock (an "Acquiring Person"), or
(ii) 10 business days (or such later day as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer if, upon consummation thereof, any person or group would be the beneficial owner of 20% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). The date of announcement of the existence of an Acquiring Person referred to in clause (i) above is hereinafter referred to as the "Share Acquisition Date."
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     The Rights Agreement provides that, until the Distribution
Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), all new Common Stock certificates issued upon the transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Stock on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 6, 1999, unless earlier redeemed or exchanged by the Company as described below.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provisions shall be made so that each holder of a Right, except as provided below, shall thereafter have the right to receive, upon exercise, shares of Common Stock (or, in the Company's option, Common Stock Equivalents, as such term is defined in the Rights Agreement) having a value equal to two times the exercise price of the
Right. Upon the occurrence of the event described in the first sentence of this paragraph, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate (as such terms are defined in the Rights Agreement) of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such
Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person( or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has a primary purpose or effect the avoidance of the Rights Agreement, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.
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     In the event that, following the earlier of the Distribution
Date and the Share Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which the Common Stock are changed or Exchanged, or (iii) more than 50% of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

     The Purchase Price payable, and the number of shares of Series A Preferred or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred, (ii) upon the grant to holders of the Series A Preferred of certain rights, options or warrants to subscribe for shares of Series A Preferred or convertible securities at less than the current market price of the Series A Preferred, or
(iii) upon the distribution to holders of Series A Preferred of evidences of indebtedness, shares of Preferred Stock, assets or cash (excluding a regular semiannual cash dividend) or of subscription rights, options or warrants (other than those referred to above).

     The number of outstanding Rights and the number of shares of Series A Preferred issuable upon exercise of each Right are also subject to adjustment in the event of stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred, which may, at the election of the Company, be evidenced by depository receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred on the last trading date prior to the date of exercise.

     At any time prior to the Share Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Before the redemption period expires, it may be extended by the Board. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, the Rights will terminate and the only right to the holders of Rights will be to receive the Redemption Price. At any time after the time that any person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (except Rights which previously have been voided as described above), in whole, but not in part, at an exchange ratio of one share of Common Stock (or one Common Stock Equivalent) per Right.
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     Until a Right is exercised, the holder thereof, as such,
will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. The terms of the Rights may be amended by the Company and the Rights Agent, provided, that, following the earlier of the Share Acquisitions Date and the Distribution Date, the amendment does not adversely affect the interests of holders of Rights (other than an Acquiring Person) and provided that no amendment shall be made which decreases the Redemption Price.

     The Rights have certain anti-takeover effects. The Rights would cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Rights being acquired.
The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company at a time when the Rights are redeemable.

     The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated July 7, 1987, Amendment No. 1 to the Rights Agreement, filed as Exhibit 1 to the Company's Registration Statement on Form 8 dated February 13, 1990, and Amendment No. 2 to the Rights Agreement, filed as
Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, each of which is incorporated herein by reference.
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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPUTER HORIZONS CORP.



November 27, 1995                       /s/ JOHN J. CASSESE
                                   John J. Cassese
                                   Chairman of the Board
                                      and President

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